CONTACT
NEWS RELEASE	Shelly Taylor (800) 978-8136
FOR IMMEDIATE RELEASE	staylor@summithealthcarereit.com

Summit Healthcare REIT, Inc. President and COO speaks at IBC’s Healthcare Facilities ASIA in Singapore

Lake Forest, Calif., (June 24, 2015) – Summit Healthcare REIT, Inc. (“Summit” or the “REIT”), announced today that its president, Kent Eikanas, recently spoke at IBC’s Healthcare Facilities ASIA conference which was held June 8-11, 2015 at the Carlton Hotel in Singapore. He was asked to speak on the topic of “Finding the Right Partner for Healthcare Investment.”

Industry professionals from around the world, including the United States, South Korea, Japan, Hong Kong and Australia were present at the conference. This was Healthcare Facilities ASIA’s second annual conference which included topics such as government healthcare policies driving developments in infrastructure, partnership and investment opportunities and other healthcare-related topics.

“I was honored to speak at the Healthcare Facilities ASIA conference in front of so many industry leaders,” said Kent Eikanas. “It was great to meet healthcare professionals from around the globe and share our experience in the United States.”

About Summit Healthcare REIT, Inc.

Summit is a publicly registered non-traded REIT that is currently focused on investing in senior housing real estate located throughout the United States. The current portfolio includes interests in 17 long-term triple-net leased healthcare facilities. Please visit our website at:

http://www.summithealthcarereit.com

For more information, please contact Shelly Taylor at (800) 978-8136.

This material does not constitute an offer to sell or a solicitation of an offer to buy Summit Healthcare REIT, Inc.

This release may contain forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from any forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Company’s annual report on Form 10-K for the year ended December 31, 2014 and the quarterly report for the period ended March 31, 2015. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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